Exhibit 99.2

4800 Montgomery Lane Suite 800 Bethesda, MD 20814	t (240) 497-9024 f (240) 627-4121	www.nwbio.com NASDAQ: NWBO

Embargoed for release at 8:45 am, Tuesday, September 6, 2016

NASDAQ Accepts NW Bio Remediation Plan For

Shares and Warrants Previously Issued to Cognate BioServices

Shares and Warrants To Be Cancelled and Reduced; MFN To Be Removed from Contracts

BETHESDA, Md., September 6, 2016 - Northwest Biotherapeutics (NASDAQ: NWBO) (“NW Bio” or the “Company”), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, today announced that Nasdaq has accepted NW Bio’s proposed remediation plan to resolve Nasdaq’s finding, previously disclosed by the Company, that NW Bio failed to comply with certain Nasdaq listing rules with regard to certain securities issuances to Cognate BioServices, Inc. (“Cognate”) As a result of this acceptance, Nasdaq has notified the Company that it has regained compliance with these rules, and this matter is now closed.

During peak enrollment and expense periods in both the Company’s Phase III clinical trial of DCVax®-L for GBM brain cancer and the Company’s Phase I/II clinical trial of DCVax®-Direct for all types of inoperable solid tumors, the Company paid substantial portions of Cognate’s invoices in restricted stock rather than cash, in order to conserve Company resources, pursuant to agreements entered into in July, 2013 (the “2013 Agreement”), and January, 2014 (the “2014 Agreements). These payments in stock in lieu of cash enabled both of the clinical trials to proceed at full speed during 2013-2015, without suspension or reduction of the trials such as had occurred during the 2008-2011 financial crisis years, which would not otherwise have been possible.

The issuances to Cognate were unregistered restricted shares, were not thereafter registered despite contractual obligations for the Company to register them, and were subject to multi-year vesting and multi-year lock-up periods which prevented Cognate’s shares from coming into the market. Since the Contracts precluded Cognate for years from monetizing any of the shares it received in lieu of cash payment of its invoices, the Contracts also included most favored nation anti-dilution provisions such that if the Company entered into transactions with unrelated investors or creditors at a lower price per share while Cognate was locked up, then the terms of Cognate’s securities would be conformed to the terms of the unrelated investors or creditors.

On April 26, 2016, NW Bio received a letter from Nasdaq stating that, in Nasdaq’s view, the Company’s issuance of unregistered restricted stock and warrants to Cognate under the 2014 Agreements violated Nasdaq’s listing rules. The violation resulted from the combined effects of several factors, including the fact that, under Nasdaq’s rules, all of the issuances in 2014 and 2015 under the 2014 Agreements are aggregated for purposes applying the rules, the fact that the stock issuances to Cognate were deemed to have been ”below market” under Nasdaq’s criteria (which do not permit recognition of the fact that the securities were unregistered and were subject to a multi-year lock-up), and the fact that the 2014 Agreements included most favored nation anti-dilution (“MFN”) provisions (as did the 2013 Agreement).

These factors, the circumstances involved, and the Nasdaq determinations are described in detail in the Company’s filing on Form 8-K with the SEC today.

After lengthy discussions with Nasdaq and extensive negotiations with Cognate, the matter has been resolved with Nasdaq’s acceptance of a remediation plan under which:

(a) Cognate will return and the Company will cancel 8,052,092 restricted shares previously issued to Cognate under the MFN provisions of the 2014 and 2013 Agreements, and the MFN provisions will be deleted from those Agreements;

(b) Cognate will return and the Company will cancel warrants for 6,880,574 shares issued under the 2014 Agreements and the Company will issue to Cognate new warrants for 4,305,772 shares at a higher exercise price (resulting in a net reduction of 2,574,802 warrants held by Cognate); and

(c) Cognate will return and the Company will cancel 731,980 of the total of 5,101,330 restricted shares initially issued under the 2014 Agreements, so that the effective issuance price of the remaining shares will be adjusted to the market price on the date of those Agreements, as measured using Nasdaq’s criteria.

The Company will proceed with the registration of all shares and warrants held by Cognate, as was already required under the 2014 and 2013 Agreements for all securities issued thereunder.

The remaining portions of the multi-year lock-up periods relating to shares and warrants held by Cognate will be cancelled. Most of the lock-up periods have already taken place, with Cognate having been locked up during those times.

As a result of the foregoing, overall Cognate will return and the Company will cancel a total of 8,784,072 shares, and the warrants held by Cognate will be reduced by 2,574,802.

The Nasdaq settlement does not affect other obligations of the Company to Cognate, including for existing unpaid invoices.

About Northwest Biotherapeutics

Northwest Biotherapeutics is a biotechnology company focused on developing personalized immunotherapy products designed to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and on a cost-effective basis, in both the United States and Europe.  The Company has a broad platform technology for DCVax dendritic cell-based vaccines.  The Company’s lead program is a 348-patient Phase III trial in newly diagnosed Glioblastoma multiforme (GBM), which is on a partial clinical hold in regard to new screening of patients. GBM is the most aggressive and lethal form of brain cancer, and is an “orphan disease.”  The Company is under way with a 60-patient Phase I/II trial with DCVax-Direct for all types of inoperable solid tumor cancers.  It has completed enrollment in the Phase I portion of the trial. The Company previously conducted a Phase I/II trial with DCVax-L for metastatic ovarian cancer together with the University of Pennsylvania.  The Company previously received clearance from the FDA for a 612-patient Phase III trial in prostate cancer.  In Germany, the Company has received approval of a 5-year Hospital Exemption for the treatment of all gliomas (primary brain cancers) outside the clinical trial.

Disclaimer

Statements made in this news release that are not historical facts, including statements concerning future treatment of patients using DCVax and future clinical trials, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expect,” “believe,” “intend,” “design,” “plan,” “continue,” “may,” “will,” “anticipate,” and similar expressions are intended to identify forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement.  Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks and uncertainties related to the actions and decisions of Nasdaq and Cognate, the Company’s ongoing ability to raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, uncertainties about the clinical trials process, uncertainties about the timely performance of third parties, risks related to whether the Company’s products will demonstrate safety and efficacy, risks related to the Company’s and Cognate’s abilities to carry out the intended manufacturing and expansions contemplated in the Cognate Agreements, risks related to the Company’s ability to carry out the Hospital Exemption program and risks related to possible reimbursement and pricing.  Additional information on these and other factors, including Risk Factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings.  Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement.  You should not place undue reliance on any forward-looking statements.  The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

CONTACT

Les Goldman

202-841-7909

lgoldman@nwbio.com